UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2018

OneLife Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-198068	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Newport Dr.

Rolling Meadows, IL 60008

(Address of principal executive offices)

708-469-7378

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

OneLife Technologies Corp.’s (“OL”), entered into an agreement with E2 Performance (“E2”), dated January 31, 2018. E2 is the owner of a technology (the “Technology”) which OL desires to use on certain OL products (the “Products”). The Technology improves the balance, strength, endurance and flexibility of the user. The Products are the wearable devices manufactured by OL, currently in the form factor of watches and bracelets, which are designed to collect the human vital readings of the user.

OL shall have the exclusive right to sell OL Products embedded with E2 Technology in the medical and aging markets in any territory, in any market, and for any use. OL shall pay E2 a fee TBD for every Product sold which is equipped with the E2 Technology. The term of the Agreement will be one (1) year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement, by and between OL and E2, dated January 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 24, 2018

OneLife Technologies Corp. /s/ Robert Wagner By: Robert Wagner Title: President

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Agreement, by and between OL and E2, dated January 31, 2018.